                BERG LAND HOLDINGS OPTION AGREEMENT

OPTIONEE:   Mission West Properties, a California corporation,
            Mission West Properties, L.P., a Delaware limited partnership, Mission West Properties, L.P. I, a
            Delaware limited partnership, Mission West Properties,
            L.P. II, a Delaware limited partnership, and Mission
            West Properties, L.P. III, a Delaware limited partnership

OPTIONOR:                                 , a California corporation
           -------------------------------

PROPERTY:   King Ranch Business Park, San Jose, CA
            Hellyer and Piercy, San Jose, CA
            Fremont and Cushing, Fremont, CA

Dated:                      , 1998
            ----------------

                               BERG LAND HOLDINGS
                                OPTION AGREEMENT

      This Berg Land Holdings Option Agreement ("Agreement") is entered into as of _________ __, 1998 by and between Mission West Properties, a California corporation (the "Company"), Mission West Properties, L.P., a Delaware limited partnership ("MWP"), Mission West Properties, L.P. I, a Delaware limited partnership ("MWP I"), Mission West Properties, L.P. II, a Delaware limited partnership ("MWP II") and Mission West Properties, L.P. III, a Delaware limited partnership ("MWP III"; MWP, MWP I, MWP II and MWP III are referred to as the "Operating Partnership"; the Company and the Operating Partnership are referred to collectively as the "Optionee"), on the one hand, and the individuals and entities listed on Appendix I who own or have the right to acquire the properties set forth opposite such individuals' and entities' names thereon (the "Optionors") on the other hand.

                                    RECITALS

      A. The Optionors are the owners of, or have the right to acquire, three
(3) tracts of real property located in Santa Clara County and Alameda County, California, commonly known as King Ranch Business Park, Hellyer and Piercy, and Fremont and Cushing, and described in attached Exhibit A, together with all rights, privileges, easements, and appurtenances (collectively, the "Berg Land Holdings"); and all personal property, entitlements, licenses, permits, development rights, air rights, authorizations, certificates, surveys, plans, specifications, reports, studies, test results and all unexpired warranties and guaranties given by unaffiliated third parties owned by the Optionors and pertaining to or used exclusively in connection with the Berg Land Holdings (the "Personal Property"); (the Berg Land Holdings and Personal Property shall be collectively referred to herein as the "Berg Land Holdings").

      B. In connection with the Acquisition Agreement dated as of May 14, 1998 (the "Acquisition Agreement"), to which the Optionee and the Optionors all are parties, the Operating Partnership has agreed to issue L.P. Units to all of the limited partners therein, the Company has agreed to become the general partner of the Operating Partnership, and the Company has agreed to permit holders of L.P. Units to exchange them for shares of the Company's common stock ("Common Stock") under certain circumstances.

      C. The Operating Partnership is governed by the Operating Partnership Agreement and the Acquisition Agreement.

      D. The Optionee desires to have an option to acquire the Berg Land Holdings and the Optionors desire to grant such an option to Optionee on the terms and conditions of this Agreement, and pursuant to the Acquisition Agreement have agreed that the Company or the Operating Partnership shall have the option to acquire each of the buildings comprising the Berg Land Holdings as soon as such building (each an "acquired property" herein) has been completed and fully leased by issuing either additional L.P. Units to the Optionors based upon the Acquisition Value (as defined below), or at the Optionors' option, they may receive cash or a combination of cash and L.P. Units equal to the Acquisition Value.

      E. This Agreement shall become effective (the "Option Effective Date").

                                    AGREEMENT

      NOW THEREFORE, in consideration of the mutual covenants and promises of the parties, the parties hereto agree as follows:

1. OPTION. Optionor grants Optionee an exclusive option ("Option") to purchase each of the acquired properties comprising the Berg Land Holdings. The Option shall be "rolling" and shall apply to each acquired property. The fact that Optionee does not exercise the Option with respect to a given acquired property shall not impact Optionee's right to exercise the Option with respect to a subsequent acquired property. The Optionors' shall appoint one representative to act as their agent in connection with the acquisition and conveyance of each acquired property (the "Optionors' Representative"). The Optionors' Representative is authorized to receive written notices from the Optionee on behalf of all of the Optionors of such property. This Option does not create any right to acquire any portion of the Berg Land Holdings prior to the development of a completed building thereon, fully leased.

2. TERM OF OPTION. The term of the Option ("Term") shall commence on the Option Effective Date and, unless Optionee has timely exercised the Option in accordance with the provisions hereof, shall terminate on the sooner of (i) the "Percentage Interest Date" (as defined below), or (ii) 11:59 p.m. on December 31, 2010. The Percentage Interest Date shall be the date on which the "Berg Group" as defined in the Acquisition Agreement no longer owns or has the right to acquire 65% of the Company's Common Stock, determined as though all L.P. Units owned in the aggregate by the Berg Group were exchanged for shares of Common Stock at the Exchange Factor.

3. CONSIDERATION. As consideration for the Option, Optionee has paid to Optionor the sum of Ten and No/100 Dollars ($10. 00) ("Option Consideration"), the receipt and sufficiency of which are hereby acknowledged.

4. DEVELOPMENT OF BERG LAND HOLDINGS. Optionor intends to develop the Berg Land Holdings and construct thereon various industrial buildings, subject to obtaining the necessary governmental permits and approvals. This development will occur over several years and shall be accomplished in a manner that Optionor determines, in its sole discretion, is prudent based upon market conditions. This development will occur over several years and shall be accomplished in a manner that Optionor determines, in its sole discretion, is prudent based upon market conditions. The properties commonly known as Hellyer and Piercy and Fremont and Cushing are not yet owned by Optionors, but are subject to acquisition agreements wherein the Optionors have the right to acquire such properties. If the Optionors decide not to exercise their rights to acquire such properties, then such properties shall no longer be deemed to be part of the Berg Land Holdings and shall no longer be subject to the terms of this Option.

5. EXERCISE. The exercise of the Option with respect to a given acquired property must occur within thirty (30) days of receipt of the "Completion Notice" from Optionor's Representative to Optionee. The Completion Notice shall be delivered by Optionor's Representative to Optionee with respect to each acquired property in the Berg Land Holdings once the following has occurred (i) the completion of the building and receipt of required occupancy permits; (ii) the execution of written leases with respect to one hundred percent (100%) of the rentable square footage in such building, and (iii) the Optionors' election as to the form of consideration they intend to receive for the acquired property. Optionee may exercise the Option at any time during such thirty
(30)-day period by written notice ("Notice") to Optionor, stating the date upon which Optionee desires to close escrow (provided that escrow shall not close later than the sixtieth (60th) day following receipt of the Completion Notice).

6. ACQUISITION VALUE. In the event that Optionee exercises the Option, the Acquisition Value for the subject acquired property shall be equal to (i) the full construction cost of all improvements on or servicing the acquired property, plus (ii) 10% of the amount set forth in subsection (i), plus (iii) the acquisition value of the parcel on which the improvements were constructed as set forth in the schedule below and interest at LIBOR from January 1, 1998 until the close of escrow, plus (iv) property tax and assessment payments on such property prorated from January 1, 1998, plus (v) interest at LIBOR on the amounts set forth in subsections (i) and (iv) from the date paid by Optionor and ending at the close of escrow, minus (v) the sum of the principal amount of all debt encumbering the subject acquired property as of the closing. Optionee shall assume all assessments that are a lien against the subject acquired property. The acquisition value of each parcel of the Berg Land Holdings shall be as follows:


------------------------------------------------------------------
LOCATION:           ACQUISITION VALUE PER  ACQUISITION VALUE PER
                    SQUARE FOOT OF         ACRE OF ACQUIRED
                    ACQUIRED PROPERTY:     PROPERTY:
------------------------------------------------------------------
------------------------------------------------------------------
King Ranch          $10.00 per square foot        $435,600


Business Park
------------------------------------------------------------------
------------------------------------------------------------------
Hellyer and Piercy $8.50 per square foot          $370,260
------------------------------------------------------------------
------------------------------------------------------------------
Fremont and Cushing $20.00 per square foot        $871,200
------------------------------------------------------------------

7. PAYMENT OF ACQUISITION VALUE. The Acquisition Value shall be paid in cash or L.P. Units, at the election of the Optionor's Representative. To the extent the Optionor's Representative elects to receive L.P. Units, the number of L.P. Units
(N) paid to Optionor shall be determined as follows:

      (A-B)/C=N; where:

          A = Acquisition Value

          B = Any cash portion of the Acquisition Value paid to Optionor

          C = The average market value of the Common Stock over the 30 trading-day period preceding the exercise of the Option.

8. AGREEMENT OF PURCHASE AND SALE. Within seven (7) days after exercise of the Option by Optionee, Optionee and Optionors each shall execute an agreement of purchase and sale for the purchase of the subject acquired property by Optionee from Optionors. The Purchase Agreement shall be in the form of the agreement of purchase and sale ("Form Purchase Agreement) attached hereto as Exhibit B; provided, however, the Form Purchase Agreement shall be modified to reflect (a) the date of execution of the Purchase Agreement, (b) the method of payment and the amount of the Acquisition Value, and (c) the outside date of the close of escrow, and (d) the legal description of the acquired property to be transferred.

9. REPRESENTATIONS AND WARRANTIES. Optionors warrant that Optionors are the owners of, or have a valid and binding agreement to acquire, the Berg Land Holdings, and have (or will have prior to the close of escrow under the Purchase Agreement) insurable fee simple title to the acquired property clear of restrictions, leases, liens, and other encumbrances, except as permitted in the Purchase Agreement. If this option is exercised by Optionee, Optionors will convey title to the acquired property by California statutory grant deed.

10. ASSIGNMENT. Optionee shall have the right to assign the Option with the prior consent of Optionors (whose consent shall be subject to their sole and absolute discretion).

11. NO TRANSFER OF PARCEL. From and after the Option Effective Date, unless and until this Agreement is terminated, Optionors shall not sell or convey or grant an option to sell or convey all or any portion of the Berg Land Holdings if such sale, conveyance or grant might in any way impair Optionors' ability to transfer the Berg Land Holdings to Optionee.

12.   MISCELLANEOUS.

(A) SUCCESSORS AND ASSIGNS. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

(B) ENTIRE AGREEMENT. This Agreement contains all of the covenants, conditions and agreements between the parties and shall supersede all prior correspondence, agreements and understandings, both oral and written.

(C) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

(D) NOTICES. All notices required or permitted to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or by personal delivery, to the appropriate address indicated in this paragraph, or at such other place or places as either Optionee or Optionors' Representative respectively may designate from time to time in a written notice given to the other. Notices shall be deemed sufficiently given upon receipt if by personal delivery, overnight carrier or facsimile or three
(3) days after the date of mailing thereof.

(i)   Optionee's Address for Notice:

                     Mission West Properties
                     10050 Bandley Drive
                     Cupertino, CA 95014
                     Attention:  Independent Directors Committee
                     Facsimile No.: (408) 725-0700

(ii) Optionors' Address for Notice:

                     Mission West Properties
                     10050 Bandley Drive
                     Cupertino, CA 95014
                     Attention: Carl E. Berg
                     Facsimile No.: (408) 725-0700

(E) HEADINGS. The title and headings of the paragraphs hereof are intended solely for means of reference and are not intended to modify, explain or place any construction on any of the provisions of this Agreement.

(F) THIRD-PARTY RIGHTS. Nothing in this Agreement, express or implied, is intended to confer on any person, other than the parties to this Agreement and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

(G) AUTHORITY OF PARTIES. All persons executing this Agreement on behalf of any party to this Agreement warrant that they have the authority to execute this Agreement on behalf of that party.

(H) PARTIAL INVALIDITY. Any provisions of this Agreement that is unenforceable or invalid or the inclusion of which would adversely affect the validity, or enforceability of this Agreement shall be of no effect, but all the remaining provisions of this Agreement shall remain in full force.

(I) COUNTERPARTS. This Agreement may be executed in one or more counterparts.

(J) AMENDMENT. This Agreement may not be modified, amended or otherwise changed in any manner except by a writing executed by both Optionee and Optionor.

(K) TIME. Time is of the essence of every provision herein contained.

(L) EXHIBITS. The following exhibits are attached to, and made a part of, this
Agreement:

(M) CONSTRUCTION. The section headings and captions of this Agreement are, and the arrangement of this instrument is, for the sole convenience of the parties to this Agreement. The section headings, captions, and arrangement of this instrument do not in any way affect, limit, amplify, or modify the terms and provisions of this Agreement. The singular form shall include plural, and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties have prepared it. Unless otherwise indicated, all references to sections are to this Agreement. All exhibits referred to in this Agreement are attached to it and incorporated in it by this reference. As used herein all capitalized terms shall have the meanings ascribed to them in the Acquisition Agreement, unless otherwise expressed.

           Exhibit A - Description of the Berg Land Holdings
           Exhibit B - Form of Purchase Agreement

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement in one or more counterparts, on the date(s) set forth below, effective as of the day and year first above written.

                "Optionor"
                _______________________________, a California
                corporation
                By
                Its
                By
                Its

                "Optionee"
                ______________________________, a California
                limited partnership
                By
                Its
                By
                Its

                                   APPENDIX I

                OPTIONORS OF THE BERG LAND HOLDINGS


OPTIONOR                           PROPERTY
BB&K, a California general         King Ranch Business Park, San
partnership                        Jose, CA

Baccarat Fremont Developers, LLC, Hellyer and Piercy, San Jose, CA a California limited liability company

Baccarat Fremont Developers, LLC, Fremont and Cushing, Fremont, CA a California limited liability company

                                    EXHIBIT A

      LEGAL DESCRIPTION OF THE BERG LAND HOLDINGS

THE LAND REFERRED TO IN THIS REPORT IS SITUATED IN THE STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

KING RANCH BUSINESS PARK:

This land is located in south San Jose, California and consists of approximately 123 gross acres of unimproved land. The land is described by the following Assessor's Parcel Numbers:

678-14-033,   678-14-052,   678-14-058,   678-14-060,   678-14-62,   678-14-066,
678-14-74,   678-14-079,   678-14-081,   678-16-005,   678-16-006,   678-16-007,
678-16-008, and 678-16-011

HELLYER AND PIERCY:

This land is located in south San Jose, California and consists of approximately 7 gross acres of unimproved land. The land is described by the following Assessor's Parcel Number:

678-08-003

FREMONT AND CUSHING:

This land is located in Fremont, California and consists of approximately 32 gross acres of unimproved land. The land is described by the following Assessor's Parcel Numbers:

519-0850-014-57, and 519-0850-014-54

                                    EXHIBIT B

                           PURCHASE AND SALE AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS

      This Purchase and Sale Agreement and Joint Escrow Instructions ("Agreement") is entered into as of ____________________ (the "Effective Date") by and between _______________________________ (the "Seller"), and
____________________, a California limited partnership (the "Purchaser") with reference to the following facts:

                                    RECITALS

      A. Seller is the owner of certain real property comprising approximately acres of improved real property located at _____________________________, _____________ County, California, commonly known as ________________________, as more particularly described in attached Exhibit A, together with all rights, privileges, easements, and appurtenances (collectively, the "Property"); and all personal property, entitlements, licenses, permits, development rights, air rights, authorizations, certificates, surveys, plans, specifications, reports, studies, test results and all unexpired warranties and guaranties given by unaffiliated third parties owned by Seller and pertaining to or used exclusively in connection with the Property (the "Personal Property"); (the Property and Personal Property shall be collectively referred to herein as the "Property").

      B. Purchaser desires to purchase the Property and Seller desires to sell the Property on the terms and conditions in this Agreement.

                                    AGREEMENT

      For good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:

1. PURCHASE AND SALE. Seller agrees to sell and Purchaser agrees to purchase the Property subject to the terms and conditions in this Agreement.

2. ACQUISITION VALUE. The Acquisition Value for the Property shall be ________________ (the "Acquisition Value") and shall be payable as follows:

(a) A cash deposit of $50,000 (the "Deposit") shall be placed in escrow by Purchaser and held in the Escrow in an interest bearing account.

   [SEE PARAGRAPH 7 OF BERG LAND HOLDINGS OPTION AGREEMENT ON HOW THE BALANCE
               OF THE ACQUISITION VALUE SHALL BE PAID TO SELLER]

3. ESCROW. By this Agreement, Purchaser and Seller establish an escrow ("Escrow") with ______________________________________________ (the "Escrow
Agent"), subject to the provisions of the standard conditions for acceptance of escrow, but only to the extent that the standard conditions impose no additional obligations or liabilities on the parties, and further subject to the terms and conditions in this Agreement, the latter to control in the case of conflict, with a signed counterpart of this document to be delivered as escrow instructions to Escrow Agent. Escrow Agent shall promptly execute a copy of this Agreement in the places indicated below and return fully executed counterparts to each of the parties; provided, however, the failure of Escrow Agent to promptly do so shall not affect the rights and obligations of Purchaser and Seller hereunder.

4. LIQUIDATED DAMAGES. IN THE EVENT THAT THIS AGREEMENT DOES NOT CLOSE BY THE CLOSE OF ESCROW AS A CONSEQUENCE OF A MATERIAL DEFAULT BY BUYER, AND PROVIDED THAT SELLER HAS COMPLIED WITH ALL TERMS OF THIS AGREEMENT, BUYER SHALL PAY SELLER AS LIQUIDATED DAMAGES, AN AMOUNT EQUAL TO THE DEPOSIT (FOR THE TOTAL SUM OF DOLLARS ($ ). THE PARTIES AGREE THAT SELLER'S ACTUAL DAMAGES WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE IF BUYER DEFAULTS, AND THE AMOUNT SET FORTH IN THIS PARAGRAPH 4 IS THE BEST ESTIMATE OF THE AMOUNT OF DAMAGES SELLER WOULD SUFFER AND SUCH AMOUNT SHALL BE THE AMOUNT THAT SELLER IS ENTITLED TO RECEIVE AS LIQUIDATED DAMAGES PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE; AND SELLER SHALL HAVE NO RIGHT, AND HEREBY WAIVES ALL RIGHTS, TO AN ACTION FOR SPECIFIC PERFORMANCE OF THIS AGREEMENT. THE PARTIES WITNESS THEIR AGREEMENT TO THIS LIQUIDATED DAMAGES PROVISION AND SELLER'S WAIVER OF SPECIFIC PERFORMANCE BY EXECUTION OF THIS PARAGRAPH

Buyer:                             Seller:


By:                                By:

Its:                               Its:


By:                                By:

Its:                               Its:

5.   FEASIBILITY PERIOD.

(a) During the period commencing on the Effective Date and terminating ten (10) days thereafter (the "Feasibility Period"), Purchaser may undertake at Purchaser's expense a review and inspection of the Property, including, but not limited to a review of the title to the Property, a review of the physical condition of the Property, including, but not limited to, inspection and examination of soils, environmental factors, hazardous substances, if any, and archeological information relating to the Property; a review and investigation of the effect of any zoning, maps, permits, reports, engineering data, regulations, ordinances, and laws affecting the Property; a review, after such examination and study it may deem appropriate, as to whether the Property can be economically and timely operated in accordance with Purchaser's proposed plan for the Property, including but not limited, to a marketing and finance analysis; a review to determine whether Purchaser can obtain any and all final governmental and private approvals as may be deemed necessary by Purchaser in Purchaser's sole and absolute discretion to permit Purchaser's future development and operation of the Property; a review to determine whether or not water, sewer or electrical and other utilities can be brought to the Property in an economical and timely fashion in sufficient quality and quantity to permit the development and operation in the manner, currently contemplated by Purchaser's current development and operation plan for the Property, as that plan may be modified from time to time hereinafter; and such other tests, investigations or analysis as Purchaser deems necessary in its sole and absolute discretion and otherwise subject to the restrictions set forth below. Within five (5) days following the Effective Date, Seller shall deliver to (or otherwise make available for reasonable inspection by) Purchaser copies of all architectural plans, surveys, specifications, contracts, licenses, reports, environmental reports, seismic reports, studies, test results, tax bills, expense information and other documents pertaining to the Property that are owned by and in the possession of Seller (the "Operative Documents").

(b) If Purchaser disapproves of the results of the inspection and review for any reason, which determination may be made by Purchaser in its sole and absolute discretion, Purchaser may elect, prior to the expiration of the Feasibility Period, to terminate this Agreement by giving Seller written notification thereof, and the Deposit together with all interest earned thereon shall be returned to Purchaser. If Purchaser fails to properly notify Seller of the intent to terminate this Agreement, Purchaser shall be deemed to be satisfied with the results of the inspection and shall be deemed to have waived the right to terminate this Agreement pursuant to this provision.

6. CONDITIONS TO PURCHASER'S PERFORMANCE. Purchaser's obligation to perform under this Agreement is subject to the following conditions:

(a) Purchaser's approval of the Property as provided in Section 5;

(b) Seller's representations in this Agreement being correct in all material respects as of the date of this Agreement and as of the Closing Date;

(c) Seller's performance of all of its obligations under this Agreement;

(d) Escrow Agent being prepared to issue the Title Policy (as defined below) on the Closing Date (as defined below), subject only to the Approved Exceptions, and containing such endorsements as may be reasonably required by Purchaser; and

(e) There shall not have occurred after the Effective Date any material adverse physical change in the Property from its condition as of the Effective Date.

The conditions (a) through (e) shall be for the benefit of, and may be waived by, Purchaser. Upon the non-satisfaction of any of the foregoing conditions, unless waived by Purchaser, the Agreement shall be terminated and any Deposit then held by Escrow Agent together with all interest thereon shall be returned to Purchaser.

7. CONDITIONS TO SELLER'S PERFORMANCE. Seller's obligation to perform under this Agreement is subject to the following conditions:

(a) Purchaser's representations in this Agreement being correct in all material respects as of the date of this Agreement and as of the Closing Date; and

(b) Purchaser's performance of all of its obligations under this Agreement.

The conditions (a) and (b) shall be for the benefit of, and may be waived by, Seller. Upon the non-satisfaction of any of the foregoing conditions, unless waived by Seller, the Agreement shall be terminated and any Deposit then held by Escrow Agent together with all interest thereon and any sums previously released to Seller shall be returned to Purchaser.

8.    ACCESS.

(a) Access to the Property prior to the Closing Date shall be given to Purchaser during normal business hours upon at least one (1) business day's prior notice to Seller.

(b) Purchaser and Purchaser's contractors and consultants shall have the right, from the Effective Date until the Closing Date, to enter onto the Property, at their own cost and risk, for any purposes, including but not limited to, inspecting the Property, taking samples of the soil, and conducting an environmental audit (including an investigation of past and current uses of the Property). In addition, Purchaser shall have the right to contact any federal, state, or local governmental authority or agency to investigate any matters relating to the Property. Purchaser's contractors and consultants shall be duly licensed and insured. As a condition of such entry, Purchaser shall provide evidence reasonably satisfactory to Seller of the existence of general liability insurance prior to any such entry, inspection, test or study. Seller agrees to cooperate reasonably with Purchaser in the inspection of the Property and agrees to make available to Purchaser all information in Seller's possession or control pertaining to the condition of the Property, including engineering and environmental reports, studies, tests, monitoring results, and related documentation.

(c) Purchaser shall indemnify and defend Seller against and hold Seller harmless from all losses, costs, damages, liabilities, and expenses, arising out of any personal injury or physical damage to the Property in connection with Purchaser's inspection of or presence, prior to the Closing Date, on the Property. Furthermore, Purchaser shall indemnify, defend and hold Seller harmless from and against any mechanic's lien claims that may arise in connection with Purchaser's inspection of or presence, prior to the Closing Date, on the Property.

9.    TITLE.

(a) Immediately following the execution of this Agreement by both parties, Purchaser shall cause Escrow Agent to issue to Purchaser (with a copy to Seller) a preliminary report for a CLTA Owner's Policy for the Property, setting forth all liens, encumbrances, easements, restrictions, conditions, and other record matters affecting Seller's title to the Property (the "Preliminary Report"), together with copies of all documents relating to title exceptions referred to in the Preliminary Report. Purchaser shall have the right, prior to the expiration of the Feasibility Period, to obtain an ALTA survey, at its own expense, sufficient for the issuance of an ALTA Owner's Extended Coverage Policy of Title Insurance.

(b) Purchaser shall approve or disapprove each exception shown on the Preliminary Report and in any ALTA supplement issued in connection therewith (each an "Exception") by the date which is the later to occur of (i) the expiration of the Feasibility Period or (ii) five (5) days following the receipt of each of the Preliminary Report, the underlying exceptions, and any ALTA supplement to the Preliminary Report, as the case may be. Any Exception not so timely disapproved shall be deemed an "Approved Exception."

(c) If any Exception is disapproved (each a "Disapproved Exception") Seller shall have the option either to notify Purchaser (i) that Seller will attempt to remove or cure such Disapproved Exception prior to the Closing Date or (ii) that Seller will take no action whatsoever; provided, however, Seller's failure to notify Purchaser of Seller's election of any of its foregoing options within five (5) business days after Seller's receipt of Purchaser's notice of a Disapproved Exception shall be deemed Seller's election of option (ii). In the event that Seller elects or is deemed to have selected option (ii) then Purchaser shall, within five (5) days after Purchaser's receipt or deemed receipt of Seller's election, either elect to waive such Disapproved Exception and proceed to the Close of Escrow without offset or deduction or to terminate this Agreement, in which latter event Purchaser shall pay all reasonable charges to the Escrow Agent in connection with this transaction and all the funds and documents deposited with Escrow Agent shall be promptly refunded or returned, as the case may be by Escrow Agent to the depositing party. Purchaser's failure to so timely notify Seller of Purchaser's election will be deemed Purchaser's election to waive the Disapproved Exception. In the event Seller elects option
(i) Seller shall, prior to the Closing Date, use its good faith reasonable efforts to cause each Disapproved Exception to be discharged, satisfied, released, or terminated, as the case may be, of record, and in a form that is reasonably satisfactory to Purchaser and Escrow Agent, all at Seller's sole cost and expense. Seller shall have no liability if despite the use of its good faith reasonable efforts, it cannot cure the Disapproved Exception and Purchaser shall again have the option to either terminate this Agreement or waive such Disapproved Exception and proceed to closing without offset or deduction.

(d) Notwithstanding anything contained in this Agreement to the contrary, it is agreed that any monetary encumbrance affecting title to the Property, other than a lien for current real property taxes and assessments not then delinquent, shall be discharged by Seller on the Closing Date and need not be formally disapproved by Purchaser. Seller hereby authorizes Escrow Agent to disburse from the cash portion of the Acquisition Value and proceeds otherwise disbursable to Seller upon the Close of Escrow the sum sufficient to discharge any monetary encumbrances that may be discharged only by the payment of money.

10.   CLOSE OF ESCROW.

(A) CONVEYANCE OF TITLE. At the Close of Escrow, good and marketable title to the Property shall be conveyed by Seller to Purchaser by the Deed (as defined below) subject only to:

(i) A lien for real property taxes and assessments not then delinquent (notwithstanding anything to the contrary contained herein, the purchaser shall assume all assessments that are a lien against the Property);

(ii) Matters of title respecting the Property approved or deemed approved by Purchaser in accordance with this Agreement;

(iii) Title and survey matters which would be disclosed by an ALTA survey and approved or deemed approved by Purchaser; and

(iv) Matters affecting the condition of title to the Property created by or with the written consent of Purchaser.

      At the Close of Escrow all of Seller's right, title and interest in and to the Personal Property shall be conveyed by Seller to Purchaser by the Warranty Bill of Sale in the form attached hereto as Exhibit B (the "Bill of Sale").

(B) SELLER'S DEPOSITS INTO ESCROW. Seller shall deposit with Escrow Agent at least three (3) business days prior to the Close of Escrow, the following documents:

(i)  A statutory grant deed executed and acknowledged by Seller
(the "Deed");

(ii) Seller's affidavit of non-foreign status as contemplated by Section 1445 of the Internal Revenue Code of 1986, as amended, or a release from the Internal Revenue Service in form and content reasonably acceptable to Purchaser, indicating that Purchaser is excused from any withholding requirements under federal law ("FIRPTA Affidavit") executed by Seller, but undated;

(iii) Seller's affidavit as contemplated by Revenue and Taxation Code Section 18662 or a release from the California Franchise Tax Board in form and content reasonably acceptable to Purchaser, indicating that Purchaser is excused from any withholding requirements under California law (the "Withholding Affidavit") executed by Seller, but undated;

(iv) The Bill of Sale duly executed by Seller, but undated;

(v) An Assignment of any leases approved by Purchaser wherein such lease is assigned to Purchaser, Purchaser assumes all obligations of landlord with respect thereto, and Seller is indemnified with respect to any liability thereunder; and

(vi) Notwithstanding the foregoing, at any time prior to the Close of Escrow Seller shall deposit with Escrow Agent such other documents as Purchaser, Title Company or Escrow Agent may reasonably require in order to close this transaction of purchase and sale in accordance with the terms hereof.

(C) PURCHASER'S DEPOSITS INTO ESCROW. Purchaser shall deposit with Escrow Agent, on or prior to the Close of Escrow, the following:

(i) Balance of the Acquisition Value in accordance with Section 2(b) together with Purchaser's share of closing costs; and

(ii) Such other documents as Seller, Title Company or Escrow Agent may reasonably require to close this transaction of purchase and sale in accordance with the terms hereof.

(D) CLOSING DATE. The closing hereunder (the "Close of Escrow") shall be the date the Deed is recorded (the "Closing Date"). Subject to the terms hereof, the Close of Escrow shall occur on that date which is no later than the sixtieth
(60th) day following receipt of the Completion Notice with respect to the acquired property (the "Expected Closing Date"), or as soon thereafter as the Escrow is in condition for. Close of Escrow; provided, however, that if the Close of Escrow does not occur by the Expected Closing Date and the Expected Closing Date is not extended by written agreement by the parties, a party hereto not then in default under this Agreement may notify the other party and Escrow Agent, in writing that, unless the Close of Escrow occurs within five (5) business days following said notice, the Escrow and this Agreement shall be deemed terminated without further notice or instructions and, in which event, the party which is not in position to close shall be deemed to be in material breach of this Agreement and the party that has fully complied may exercise its remedies in accordance with the terms hereof.

(E) CLOSE OF ESCROW. On the Closing Date and provided that Escrow Agent is irrevocably committed to issue a CLTA Owner's Policy of title insurance showing good and marketable fee simple title to the Property in the amount of the Acquisition Value vested in Purchaser, subject only to the Approved Exceptions (the "Title Policy"), Escrow Agent shall date all undated documents as of the Closing Date and shall close Escrow as follows:

(i) Record the Deed (marked for return to Purchaser) in the _______________________________ County Recorder's Office (which shall be deemed delivery to Purchaser);

(ii)  Issue the Title Policy;

(iv) Distribute the balance of the Acquisition Value to Seller after deducting therefrom the prorated amounts and charges to be paid by or on behalf of Seller;

(v) Charge Purchaser for those costs and expenses to be paid by Purchaser pursuant to this Agreement and disburse any net funds remaining after the preceding disbursements to Purchaser;

(vi) Prepare and deliver to both Purchaser and Seller one signed copy of Escrow Agent's closing statement showing all receipts and disbursements of the Escrow;

(vii) Deliver to Purchaser the FIRPTA Affidavit and the Withholding Affidavit, Warranty Bill of Sale, the counterpart of the Assignment Agreement executed by Seller and the items referenced in Section 10(b)(vi) above; and

(viii) Deliver to each of the parties such additional documents as either party may direct.

(F) CLOSING COSTS. Escrow Agent shall allocate and prorate the following costs at the Close of Escrow:

(I)   SELLER SHALL PAY:

(A)   any costs of clearing title to the Property;

(B)   any document preparation fees for the Deed; and

(C) all documentary and/or real property transfer taxes due upon the transfer of the Property.

(II)  PURCHASER SHALL PAY:

(A)   all charges in connection with the issuance of the Title Policy;

(B)   the recording charges in connection with recordation of the Deed; and

(C)   the escrow fee charged by Escrow Agent.

Any closing costs not addressed herein shall be allocated in accordance with the custom and practice then prevailing in the County in which the Property is located.

(III) REAL ESTATE TAXES, BONDS AND ASSESSMENTS. Current real property taxes, any current installment of any bond or assessment that constitutes a lien on the Property, rents, security deposits, and license fees, if any, including any additional property taxes or installments of any bond or assessment lien that may be assessed after the Close of Escrow, but that relate to a period prior to the Close of Escrow, regardless of when notice of those taxes, dues or assessments are received or who receives the notice shall be prorated as of the Close of Escrow.

(IV) BALANCE OUTSIDE OF ESCROW. Any item to be prorated in accordance with the terms of this Agreement which is not determined or determinable on the Closing Date shall be adjusted by the parties by appropriate cash payment outside of the Escrow within five (5) business days after the amount due is determined.

11. POSSESSION. Exclusive possession of the Property shall be delivered to Purchaser at the Close of Escrow.

12.   DAMAGE AND DESTRUCTION.

(a) In the event of damage or destruction of the Property or any portion of the

Property prior to the Close of Escrow in an amount not exceeding Ten Thousand Dollars ($10,000.00), Purchaser and Seller shall consummate this Agreement, provided that Seller shall assign to Purchaser Seller's rights under any insurance policy covering the damage or destruction and shall indemnify and guarantee Purchaser with respect to any costs incurred by Purchaser in repairing and restoring the Property after the Close of Escrow that are not paid by the insurance up to the amount of Ten Thousand Dollars ($10,000.00) or may, at Seller's election, grant Purchaser a credit in said amount against the Acquisition Value.

(b) In the event of damage or destruction of the Property or any portion of the Property prior to the Close of Escrow in an amount in excess of Ten Thousand Dollars ($10,000.00), Purchaser may elect within ten (10) days following such event of damage or destruction, either to terminate this Agreement upon written notice to Seller and Escrow Agent or to consummate this Agreement, in which event Seller shall assign to Purchaser Seller's rights under any insurance policy covering the damage or destruction, but without the indemnity and guarantee provided in subsection (a) above. Purchaser's failure to affirmatively elect whether to terminate or consummate this Agreement within said ten (10) day period shall be deemed Purchaser's election to consummate this Agreement. If Purchaser elects to terminate this Agreement pursuant to this provision, Escrow Agent and/or Seller, as the case may be, shall, within five (5) days following receipt of Purchaser's notice, return the Deposit, to Purchaser. Upon termination, neither party shall have any further obligations under this Agreement except as otherwise provided in this Agreement.

13.   CONDEMNATION.

(a) If any portion of the Property is taken by condemnation or eminent domain or is the subject of a threatened or pending condemnation or eminent domain proceeding that has not been consummated prior to the Close of Escrow resulting in a decrease in the value of the Property in an amount not exceeding Ten Thousand Dollars ($10,000.00), Purchaser and Seller shall consummate this Agreement, provided that Seller shall assign to Purchaser Seller's rights to all awards for the condemnation or taking and shall indemnify and guarantee Purchaser with respect to any costs incurred by Purchaser in repairing and restoring the Property that are not paid by the awards up to the amount of Ten Thousand Dollars ($10,000.00) or may, at Seller's election, grant Purchaser a credit in such amount against the Acquisition Value.

(b) If any portion of the Property is taken by condemnation or eminent domain or is the subject of a threatened or pending condemnation or eminent domain proceeding that has not been consummated prior to the Close of Escrow resulting in a decrease in the value of the Property in an amount in excess of Ten Thousand Dollars ($10,000.00), Purchaser may elect within ten (10) days following such event, either to terminate this Agreement upon written notice to Seller and Escrow Agent or to consummate this Agreement, in which event Seller shall assign to Purchaser Seller's rights to all awards for the condemnation or taking, but without the indemnity and guarantee provided in subSection (a) above. Purchaser's failure to affirmatively elect whether to terminate or consummate this Agreement within said ten (10) day period shall be deemed Purchaser's election to consummate this Agreement. If Purchaser elects to terminate this Agreement pursuant to this provision, Escrow Agent and/or Seller, as the case may be, shall, within five (5) days following receipt of Purchaser's notice, return the Deposit to Purchaser. Upon termination, neither party shall have any further obligations under this Agreement except as otherwise provided in this Agreement.

14. SELLER REPRESENTATIONS. Seller represents to Purchaser that as of the date of this Agreement and as of the Closing Date:

(a) Seller has full right, power and authority to enter into and perform Seller's obligations under this Agreement in accordance with its terms;

(b) That Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1954, as amended, and is a "resident" of the State of California within the meaning of Section 18662 of the California Revenue and Taxation Code, as amended;

(c) There is not pending, or to Seller's actual knowledge, threatened, any litigation with respect to the Property; and

(d) Except as disclosed to Purchaser and to Seller's actual knowledge, no toxic or hazardous chemicals, waste, or substances of any kind have ever been spilled, disposed of, or stored on, under, or at the Property in violation of any applicable law, rule or regulation.

The continued accuracy in all respects of Seller's representations shall be a condition precedent to Purchaser's obligation to close. All representations contained in this Agreement shall be deemed remade as of the Closing Date and shall survive the Closing Date. If, after the Effective Date hereof, but prior to the Closing Date, Seller becomes aware that any of the representations set forth herein are no longer true and correct, then Seller may provide Purchaser with written notice stating that Seller believes that such representations are no longer accurate and the general nature of the change. Within five (5) business days after receipt of such notice, Purchaser shall either: (i) terminate this Agreement and the Deposit shall be returned to Purchaser; or (ii) waive its rights on such account not to consummate the transaction herein contemplated, in which case Purchaser shall be deemed to have waived all rights and remedies with respect to those matters specifically set forth in such notice. Notwithstanding the foregoing, nothing in this paragraph shall limit Purchaser's rights and remedies if the representation or warranty was inaccurate as of the date of this Agreement.

15. PURCHASER REPRESENTATIONS. Purchaser represents to Seller that as of the date of this Agreement and as of the Close of Escrow as follows:

(a) Purchaser has full right, power and authority to buy the Property from Seller and to perform Purchaser's obligations under this Agreement in accordance with its terms.

The continued accuracy in all respects of Purchaser's representations shall be a condition precedent to Seller's obligation to close. All representations contained in this Agreement shall be deemed remade as of the Closing Date and shall survive the Closing Date.

16. SELLER COVENANTS. Commencing on the Effective Date and continuing until the Close of Escrow:

(a) Seller shall not create or consent to any liens, encumbrances, or easements on or affecting the Property. Seller shall not enter into any agreement regarding the sale, rental, lease, management, repair, improvement, or any other matter affecting the Property without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed.

(b) Seller shall not permit any act of waste or act that would tend to diminish the value of the Property for any reason, except that caused by ordinary wear and tear.

(d) Seller shall maintain the Property in substantially the same manner as it has been maintained prior to the Effective Date until the Close of Escrow and shall not make any material changes to the Property or enter into any agreement affecting the Property without Purchaser's prior consent, which consent shall not be unreasonably withheld or delayed.

(e) That on the Closing Date there shall be no outstanding contracts made by Seller for any improvements to the Property that have not been fully paid for and that Seller shall cause to be discharged all mechanics' and materialmen's liens arising from any labor or materials furnished prior to Closing which pertain to the Property.

(f) Unless this Agreement is sooner terminated by Purchaser, the Seller will not make, accept, negotiate or otherwise pursue any offers for the disposition (whether directly, through a joint venture, ground lease, financing, or otherwise) of any interest in the Property.

17. "AS-IS" SALE. Except as expressly set forth herein, Purchaser acknowledges that it is buying the Property in its "As-Is, Where-Is" condition, in reliance on its own investigations.

18. BROKERS AND FINDERS. Purchaser and Seller each represent and warrant that no broker or finder has been utilized in the purchase and sale contemplated by this Agreement. In the event of a claim for broker's fees, finder's fees, commissions or other similar compensation in connection herewith: (i) Purchaser, if such claim is based upon any agreement alleged to have been made by Purchaser, shall indemnify, defend, and hold Seller harmless (using counsel reasonably satisfactory to Seller) from and against any and all damages, liabilities, costs, expenses and losses (including, but not limited to, attorneys' fees and costs) that Seller sustains or incurs by reason of such claim; and (ii) Seller, if such claim is based upon any agreement alleged to have been made by Seller, shall indemnify, defend and hold Purchaser harmless (using counsel reasonably satisfactory to Purchaser) from and against any and all damages, liabilities, costs, expenses and losses (including, but not limited to, attorneys' fees and costs) that Purchaser sustains or incurs by reason of such claim.

19. SURVIVAL. Except to the extent specifically provided to the contrary hereunder, each and every covenant, agreement, representation and warranty of each of the parties hereto shall survive the Closing Date and shall not merge with Seller's delivery of the Deed or other documents to Purchaser.

20. ASSIGNMENT; SUCCESSORS AND ASSIGNS. Purchaser shall have the right to assign this Agreement with Seller's prior written consent, which consent shall not be unreasonably withheld. This Agreement, and the terms, covenants and conditions herein contained, shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns.

21. NOTICES. All notices to be given under this Agreement shall be in writing and sent by:

(a) certified mail, return receipt requested, in which case notice shall be deemed delivered three (3) business days after deposit, postage prepaid in the United States Mail,

(b) a nationally recognized overnight courier, in which case notice shall be deemed delivered one (1) business day after deposit with that courier, or

(c) facsimile or similar means if a copy of the notice is also sent by United States Certified Mail, in which case notice shall be deemed delivered on transmittal by facsimile or other similar means, provided that a transmission report is generated by reflecting the accurate transmission of the notices, as follows:

If to Purchaser:                                  If to Seller:
Mission West Properties                           Mission West Properties
10050 Bandley Drive                               10050 Bandley Drive
Cupertino, CA 95014                               Cupertino, CA 95014
Attention:  Independent Directors Committee       Attention:  Carl E. Berg
Facsimile No.:  (408) 725-0700                    Facsimile No.:  (408)725-0700

22. ARBITRATION OF DISPUTES. ANY DISPUTE OR CLAIM IN LAW OR EQUITY BETWEEN PURCHASER AND SELLER ARISING OUT OF THIS AGREEMENT SHALL BE DECIDED BY NEUTRAL, BINDING ARBITRATION.

THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA") THEN OBTAINING USING A SINGLE ARBITRATOR. THE DECISION OF THE ARBITRATOR SHALL BE FINAL AND BINDING. IN ALL OTHER RESPECTS, THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH PART III, TITLE 9 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. THE PARTIES SHALL HAVE THE RIGHT TO DISCOVERY IN ACCORDANCE WITH CODE OF CIVIL PROCEDURE Section 1283.05. THE ARBITRATION SHALL TAKE PLACE IN THE CITY AND COUNTY OF SAN FRANCISCO. THE FOLLOWING MATTERS ARE EXCLUDED FROM ARBITRATION
HEREUNDER: (A) A JUDICIAL OR NON-JUDICIAL FORECLOSURE OR OTHER ACTION OR PROCEEDING TO ENFORCE A DEED OF TRUST, MORTGAGE, OR INSTALLMENT LAND SALE CONTRACT AS DEFINED IN CIVIL CODE SECTION 2985, (B) AN UNLAWFUL DETAINER ACTION,
(C) THE FILING OR ENFORCEMENT OF A MECHANIC'S LIEN, (D) ANY MATTER WHICH IS WITHIN THE JURISDICTION OF A PROBATE OR SMALL CLAIMS COURT, AND (E) AN ACTION FOR BODILY INJURY OR WRONGFUL DEATH TO WHICH CODE OF CIVIL PROCEDURE SECTION
337.1 OR SECTION 337.15 APPLIES. THE FILING OF A JUDICIAL ACTION TO ENABLE THE RECORDING OF A NOTICE OF PENDING ACTION, FOR ORDER OF ATTACHMENT, RECEIVERSHIP, INJUNCTION, OR OTHER PROVISIONAL REMEDIES, SHALL NOT CONSTITUTE A WAIVER OF THE RIGHT TO ARBITRATE UNDER THIS PROVISION.

"NOTICE: BY INITIALING THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTE' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY."

"WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISIONS TO NEUTRAL ARBITRATION."


Purchaser's Initials:               Seller's Initials:

          ----------                        ----------

23. ATTORNEYS' FEES. If any arbitration or court action is commenced between the parties, the prevailing party in that arbitration or court action shall be entitled to recover from the non-prevailing party all reasonable attorneys' fees and costs.

24. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties to this Agreement and shall not be modified in any manner except by an instrument in writing executed by the parties or their respective successors in interest.

25. SEVERABILITY. If any term or provision of this Agreement shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement shall not be affected.

26. WAIVERS. A waiver or breach of covenant or provision in this Agreement shall not be deemed a waiver of any other covenant or provision in this Agreement, and no waiver shall be valid unless in writing and executed by the waiving party. An extension of time for performance of any obligation or act shall not be deemed an extension of the time for performance of any other obligation or act.

27. CONSTRUCTION. The section headings and captions of this Agreement are, and the arrangement of this instrument is, for the sole convenience of the parties to this Agreement. The Section headings, captions, and arrangement of this instrument do not in any way affect, limit, amplify, or modify the terms and provisions of this Agreement. The singular form shall include plural, and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties have prepared it. Unless otherwise indicated, all references to Sections are to this Agreement. All exhibits referred to in this Agreement are attached to it and incorporated in it by this reference.

28. MERGER. All of the terms, provisions, representations and covenants of the parties under this Agreement shall survive the Close of Escrow and shall not be merged in the Deed.

29. PERFORMANCE DUE ON DAY OTHER THAN BUSINESS PAY. If the time period for the performance of any act called for under this Agreement expires on a Saturday, Sunday, or any other day on which banking institutions in the State of California are authorized or obligated by law or executive order to close (a "Holiday"), the act in question may be performed on the next succeeding day that is not a Saturday, Sunday, or Holiday.

30. COUNTERPARTS. This Agreement may be executed in one or more counterparts.

31. TIME OF THE ESSENCE. Time is of the essence in this Agreement.

32. SUCCESSORS. This Agreement shall inure to the benefit of and shall be binding upon the parties to this Agreement and their respective heirs, successors, and permitted assigns.

33. GOVERNING LAW. This Agreement shall be governed and construed in accordance with California law.

34. EXHIBITS. Each exhibit to which reference is made in this Agreement is deemed incorporated into this Agreement in its entirety by such reference. The exhibits to this Agreement are the following:

      Exhibit A Legal Description of Property
      Exhibit B Warranty Bill of Sale

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Buyer:                              Seller:


By:                            By:
Its:                           Its:


By:                            By:
Its:                           Its:



ESCROW AGENT:

FIRST AMERICAN TITLE GUARANTY
COMPANY, a California corporation



By:
Its:
Escrow No.

                                    EXHIBIT A

                     TO BE COMPLETED AT TIME OF TRANSACTION.

                                    EXHIBIT B

                              WARRANTY BILL OF SALE

   This Warranty Bill of Sale ("Bill of Sale") is executed as of __, ________ by _______________________________, a California corporation ("Seller") in favor of _______________________________, a California limited partnership
("Purchaser").


                                    RECITALS

      A. Seller and Purchaser have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated _______________ (the "Purchase Agreement"), in which Purchaser has agreed to purchase improved real property in _______________ County, State of California, more particularly described in attached Schedule 1, (the "Property") incorporated in this Bill of Sale.

      B. Pursuant to the Purchase Agreement, Seller has agreed to transfer to Purchaser all Seller's right, title and interest in all licenses, permits, development rights, air rights, authorizations, certificates, surveys, plans, specifications, reports, studies, test results and all unexpired warranties and guaranties given by unaffiliated third parties owned by Seller and pertaining to or used exclusively in connection with the Property (collectively, "Personal Property") concurrent with the Closing Date (as defined in the Purchase Agreement).

      For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller agrees as follows:

1. TRANSFER. Effective as of the Closing Date, Seller hereby transfers, sells, assigns, grants and conveys to Purchaser all of Seller's right, title, and interest in the Personal Property.

2. SELLER'S COVENANTS. Seller covenants to Purchaser that Seller has good and marketable title to the Personal Property, free of all liens, and has the right to transfer the Personal Property. Seller further agrees that Seller will defend Purchaser's title to the Personal Property against the demands of anyone claiming through Seller.

3. ATTORNEY FEES. If any suit, action or other proceeding is instituted to enforce the rights of either party under this Bill of Sale, the successful party, as adjudicated by a court, shall be entitled to reasonable attorney fees and court costs.

4. GOVERNING LAW. This Bill of Sale shall be governed and construed in accordance with California law.

Seller has executed this Bill of Sale as of the date first above written.

SELLER:


a California corporation

By:
Its:


By:
Its: